UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2015

BLUE HILLS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-36551	46-5429062
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

320 Norwood Park South, Norwood, Massachusetts	02062
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 361-6900

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition

On July 22, 2015, Blue Hills Bancorp, Inc. (the “Company”), the holding company for Blue Hills Bank, issued a press release announcing its financial results for the quarter ended June 30, 2015. The Company’s press release is included as Exhibit 99.1 to this report. The information included in Exhibit 99.1 to this report is considered to be “furnished” under the Securities Exchange Act of 1934.

Item 7.01     Regulation FD Disclosure

On July 22, 2015, the Company announced that its Board of Directors has authorized a stock repurchase program pursuant to which the Company intends to purchase up to 1,423,340 shares of its issued and outstanding shares of common stock, which represents approximately 5% of the Company's issued and outstanding shares. On July 22, 2015, the Company also announced that its Board of Directors declared a cash dividend of $0.02 per common share. The dividend will be payable on or about August 20, 2015, to stockholders of record as of August 6, 2015. The Company’s press release announcing the stock repurchase program and the dividend is included as Exhibit 99.1 to this Report.

Item 9.01     Financial Statements and Exhibits

Exhibit	Description

99.1	Press Release, dated July 22, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BLUE HILLS BANCORP, INC.
DATE: July 22, 2015	By:	/s/ William M. Parent
William M. Parent
President and Chief Executive Officer